Exhibit 99.1

News Release

Media Contacts:
Michael Wachs, CEOcast, 212.732.4300, mwachs@ceocast.com
Joe Noel, Telkonet, 240.912.1851

For Immediate Release

Telkonet Announces 2007 Fourth Quarter and Year-end Results

April 1, 2008, Germantown, MD – Telkonet, Inc. (AMEX:TKO), the leading provider of innovative, centrally managed solutions for integrated energy management, networking, building automation and proactive support services, announced today fourth quarter and 2007 year-end results for the period ended December 31, 2007. The 2007 results of operations include the acquisitions of EthoStream, LLC and Smart Systems International on March 9, and March 15, 2007, respectively. The 2007 consolidated results include the operations of the Company’s majority-owned subsidiary MSTI Holdings, Inc. (OTCBB: MSHI) or “MST” which also includes results of MST’s acquisition of Newport Telecommunications Co. on July 18, 2007.

For the 2007 fourth quarter, Telkonet, Inc. had revenue of $4.7 million, an increase of 393% compared to $0.9 million in the fiscal 2006 fourth quarter. The increase was a result of both organic growth and growth from acquisitions. Excluding revenue from its MST subsidiary, Telkonet had revenue of $3.7 million, compared to $0.5 million in the year-earlier period. Telkonet (excluding the results of MST) had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Stock-based compensation), a nonGAAP measure, of $(3.5) million in the 2007 fourth quarter, compared to negative adjusted EBITDA of $(3.7) million in the 2006 fourth quarter.

Telkonet, Inc. reported a fourth quarter 2007 net loss of $(5.5) million, or $(0.08) per share, compared to a net loss of $(5.1) million or $(0.08) per share in the 2006 fourth quarter. The 2007 fourth quarter net loss included a loss of $(3.1) million from MST, net of minority interest, a one-time gain on the sale of an investment of approximately $1.9 million and non-cash expenses of $0.5 million related to stock-based compensation, depreciation and amortization, while the 2006 fourth quarter loss included non-cash expenses of $0.3 million related to stock compensation, depreciation and amortization.

In the twelve months ending December 31, 2007, Telkonet had revenue of $14.2 million, an increase of 173% compared to $5.2 million in the twelve months ended December 31, 2006. Excluding revenue from its MST, Telkonet generated revenue of $11.5 million compared to $3.4 million in the year-earlier period. The revenue growth was a result of both organic growth and growth from acquisitions. Telkonet (excluding the results of MST) had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Stock- based compensation), a non-GAAP measure, of $(12.9) million in the fiscal year 2007, compared to a negative adjusted EBITDA of $(12.9) million in the year-earlier period.

Telkonet reported a net loss of $(20.4) million, or $(0.31) per share, compared to a net loss of $(27.4) million or $(0.54) per share for the year-earlier period. The 2007 net loss included a loss of $(7.1) million from MST, net of minority interest. Also included in the loss are non-cash expenses of $2.1 million related to stock- based compensation, depreciation and amortization, while the 2006 net loss included non-cash expenses of $1.6 million related to stock-based compensation, depreciation and amortization.

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“During the fourth quarter of 2007 the Company took significant steps to position itself for growth and improved operating results in 2008,” said Jason Tienor, Telkonet’s president and CEO. “We sharpened our focus in areas where we are able to generate near-term revenue growth, such as energy management, where we have recently landed significant contracts with commercial customers and hospitality management firms. Today’s announcement of an energy management contract with a Fortune 100 company is another example of how our direct sales efforts are yielding results. Many of these relationships are already contributing to revenue growth and improved visibility. We are also excited by the recent launch of the next- generation 200Mbps Telkonet Series 5TM powerline communications (PLC) system. Recently, we completed the first deployment of the system in a high-profile location. We expect to increase our marketing efforts around this product. On the cost side, last year we began the process of consolidating operations, which has resulted in the elimination of our Las Vegas office. The actions the Company has taken are expected to reduce annual operating expenses by at least $4 million per year.”

Some of the recent highlights include:

•
First commercial installation of the next-generation 200Mbps Telkonet Series 5 powerline communications (PLC) system. The Company and MSTI Holdings, Inc. announced the first commercial installation of the 200Mbps Telkonet Series 5 powerline system, enabling broadband networking in a rapid deployment at 370 Lexington, a high-rise commercial office building located in the heart of Midtown Manhattan. MSTI and Telkonet are partnering to bring the groundbreaking Telkonet Series 5 platform to building owners throughout the Tri-State area as part of an aggressive marketing program.

•
$3.5 Million contract with InTown Suites. The Company was awarded a contract to install its intelligent Telkonet SmartEnergyTM system (TSE). Telkonet will install TSE products in 125 locations across the country, as an integral component in the organization’s commitment to achieving increased energy efficiencies at their properties. The contract is expected to be completed by the end of 2008 second quarter.

•	Appointment of new management team. In December the company appointed a new Chief Executive Officer and new Chief Operating Officer.
•
Growing sales of energy management solutions to the hospitality sector. The Company has entered into a groundbreaking energy efficiency program utilizing Wisconsin's Focus on Energy Program Incentives to reduce energy consumption and carbon emissions within the state of Wisconsin. Focus on Energy has already saved business customers more than $100 million annually. The Telkonet SmartEnergy advanced occupancy-driven in-room energy management solution provides hospitality industry customers with discounted energy management and energy efficiency products and installation under the program.

2008 Business Outlook
The Company expects record 2008 first quarter revenue and expects significant sequential revenue growth, due to excellent visibility from recent customer awards.

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The Company will hold a conference call today at 4:30 p.m. eastern time to discuss the results. Interested parties should dial 888.609.5701 (domestically) or 913.312.1384 (internationally). Please use passcode 7884282. There will be a replay of the call available until May 1, 2008. The replay is available by dialing 888.203.1112 (domestically) or 719.457.0820 (internationally). Please use passcode 7884282.

Telkonet also reported that its audited financial statements for the fiscal year ended December 31, 2007, which statements were included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission contained an unqualified opinion from its independent registered public accounting firm which included an explanatory paragraph raising doubt about Telkonet's ability to continue as a going concern. This announcement, which is being made in compliance with the AMEX Company Guide Rule 610(b) requiring a public announcement of the receipt of an audit opinion that contains a going-concern qualification, does not reflect any change or amendment to the financial statements as filed.

To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Telkonet Corporation attached to this news release and will post to the company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s quarterly financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense.

About Telkonet
Telkonet’s unique broadband networking solutions currently support more than 1.5 million network users per month, with its energy management systems optimizing energy consumption in over 80,000 rooms. Telkonet’s technology innovation is underpinned by the highest level of end-to-end quality of service, with comprehensive technical customer support. Its systems deliver wide-ranging functionality, from wired and wireless high-speed Internet access to energy management, IP surveillance and local area networking. Telkonet’s platforms are widely deployed on complexes, hospitality venues and multi-dwelling units, and at government, education and defense locations.

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Telkonet’s innovations include the revolutionary Telkonet Series 5 and the Telkonet iWire SystemTM, which convert a site’s existing internal electrical infrastructure into an IP network backbone – quickly, cost-effectively and without disruption. The portfolio also includes the integrated EthoStream product suite, providing a comprehensive and advanced technology management platform for the hospitality industry, differentiated by outstanding remote management tools and a dedicated customer support facility. Telkonet SmartEnergyTM completes the line-up, delivering typical bottom line savings of 30% by controlling in-room energy consumption according to occupancy. For more information, please visit www.telkonet.com.

All company, brand or product names are registered trademarks or trademarks of their respective holders.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).